BATCHER, ZARCONE & BAKER, LLP

                                                                                    ATTORNEYS AT LAW

SOUTH BAY OFFICE	Karen A. Batcher
4190 Bonita Road, Suite 205	kbatcher@bzblaw.com
Bonita, California 91902	_____________

Telephone: 619.475.7882	Additional San Diego
Facsimile: 619.789.6262	Offices

October 23, 2007

Mr. Dean Rogers, President

Edgemont Mining, Inc.

5744 Highway No. 6

Coldstream, BC V1B 3E1  Canada

Mr. Dean Rogers, President

Edgemont Mining, Inc.

5744 Highway No. 6

Coldstream, BC V1B 3E1  Canada

Re:

Legal Opinion Pursuant to SEC Form SB-2

Registration Statement – Edgemont Mining, Inc.

Dear Mr. Rogers:

At your request, we are rendering this opinion in connection with a proposed sale by 28 individual shareholders (the "Selling Shareholders"), of Edgemont Mining, Inc. (the "Company") of up to 1,200,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the  Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

October 23, 2007

Pursuant to §228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered.   Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 1,200,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable.   I am also of the opinion that all Shares offered by the Company, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

Regards,

BATCHER ZARCONE & BAKER, LLP

/ s / Karen A. Batcher

Karen A. Batcher, Esq.